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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1998 Equity Compensation Plan of Arena Pharmaceuticals, Inc. of our report dated May 29, 2000, except for the last paragraph of Note 10, as to which the date is July 25, 2000, with respect to the financial statements of Arena Pharmaceuticals, Inc. included in the Registration Statement (Form S-1 No. 333-35944) of Arena Pharmaceuticals, Inc. as filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG, LLP


San Diego, California
September 7, 2000